Exhibit 10.10

FIRST AMENDMENT TO CONSIGNMENT AGREEMENT

THIS FIRST AMENDMENT TO CONSIGNMENT AGREEMENT is made as of the 7th day of April, 2006, by and among BANK OF AMERICA, N.A. (as assignee of Fleet Precious Metals Inc.), a national banking association, with offices at 111 Westminster Street, Providence, Rhode Island 02903 (the “Consignor”), AGY HOLDING CORP., a Delaware corporation (“Holding”), AGY AIKEN LLC, a Delaware limited liability company (“Aiken”), and AGY HUNTINGDON LLC, a Delaware limited liability company (“Huntingdon”: Holding, Aiken and Huntingdon are herein collectively referred to herein as “Customer”).

WITNESSETH THAT:

WHEREAS, Fleet Precious Metals Inc., a Rhode Island corporation (“FPM”) and the Customer entered into a Consignment Agreement dated as of August 25, 2005 (the “Agreement”), pursuant to which, inter alia, FPM agreed to consign Precious Metal to the Customer from time to time; and

WHEREAS, FPM assigned to the Consignor all of its right, title and interest in, under and to the Agreement; and

WHEREAS, pursuant to an Agreement of Merger dated as of February 23, 2006 (the “Merger Agreement”) by and among Holding, KAGY Holding Company, Inc., a Delaware corporation (“KAGY Holding”), and KAGY Acquisition Corp., a Delaware corporation (“KAGY Acquisition”), KAGY Acquisition has merged into Holding and Holding is the surviving corporation after giving effect to such merger.

NOW, THEREFORE, for value received, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.	Capitalized Terms.

Capitalized terms used in this Amendment without definition herein shall have the meanings given to such terms in the Agreement.

2.	Amended Definitions.

(a) All references in the Agreement to the “Consignor” are hereby amended to mean and refer to Bank of America, N.A., as assignee of Fleet Precious Metals Inc.

(b) The following new definitions are hereby added to Section 1.01 of the Agreement in the appropriate alphabetical order:

“First Lien Administrative Agent” means UBS AG, Stamford Branch, as Agent for the First Lien Lenders as defined in the First Lien Credit Agreement.”

“First Lien Credit Agreement” means that certain Credit Agreement dated as of October 25, 2006, between Holding and the other Borrower Parties, certain First Lien Lenders described therein, and the First Lien Administrative Agent, as amended, restated, supplemented, extended, renewed, replaced or otherwise modified from time to time.”

“Second Lien Administrative Agent” means UBS AG, Stamford Branch, as Agent for the Second Lien Lenders as defined in the Second Lien Credit Agreement.”

“Second Lien Credit Agreement” means that certain Credit Agreement dated as of October 25, 2006, between Holding and the other Borrower Parties, certain Second Lien Lenders described therein, and the Second Lien Administrative Agent, as amended, restated, supplemented, extended, renewed, replaced or otherwise modified from time to time.”

(c) The definition of the term “Intercreditor Agreement” as set forth in Section 1.01 of the Agreement is hereby amended to read as follows:

“Intercreditor Agreement” means that certain Intercreditor Agreement dated as of October 25, 2006 by and among Consignor, Customer, and UBS AG, STAMFORD BRANCH, as agent for the First Lien Lenders and UBS AG, STAMFORD BRANCH, as agent for the Second Lien Lenders, as the same may be hereafter amended, restated, supplemented, extended, renewed, replaced or otherwise modified from time to time.”

(d) The definition of “Permitted Liens” in Section 1.01 of the Agreement is hereby amended to read in its entirety as follows:

“Permitted Liens” means (a) Liens in the Collateral in favor of the First Lien Administrative Agent and the Second Lien Administrative Agent, subject to the terms of the Intercreditor Agreement; (b) Liens in favor of Consignor or the Bank; (c) Liens for taxes, fees, assessments, or other governmental charges or levies on the property of Customer if such Liens are being contested in good faith and by appropriate proceedings diligently pursued, adequate reserves in accordance with GAAP have been provided on the books of Customer, and a stay of enforcement of such Lien is in effect; (d) Liens imposed by law, such as carrier’s, warehousemen’s, and mechanic’s Liens and other similar Liens arising in the ordinary course of business which secure payment of obligations not more than ten days past due or which are being contested in good faith by appropriate proceedings diligently pursued and for which adequate reserves shall have been provided on Customer’s books; (e) statutory Liens in favor of landlords or real property leased by Customer; provided that, Customer is current with respect to payment of all rent and other material amounts due to such landlord under any lease of such real property; (f) Liens arising out of pledges or deposits under worker’s compensation laws, unemployment insurance, old age pensions, or other social security or retirement benefits, or similar legislation or to secure the performance of bids, tenders, or contracts (other than for the repayment of Indebtedness) or to secure indemnity, performance, or other similar bonds for the performance of bids, tenders, or contracts (other than for the repayment of Indebtedness) or to secure statutory obligations (other than liens arising under ERISA or Environmental Laws) or surety or appeal bonds, or to secure indemnity, performance, or other similar bonds; and (g) unperfected Liens to the extent permitted by Section 7.14 hereof.”

3.	Article 7 Amendments.

(a) Section 7.06(a) of the Agreement is hereby amended to read in its entirety as follows:

“(a) within one hundred twenty (120) days after the end of each Fiscal Year, audited consolidated balance sheet of Holding and its Subsidiaries as of the end of the Fiscal Year, and related statements of income and retained earnings and cash flow for Holding and its Subsidiaries for such Fiscal Year, prepared and certified by Grant Thornton LLP or another independent certified public accountant selected by Holding and reasonably acceptable to Consignor, as well as any and all prior comparisons to prior Fiscal Year;...”

(b) Section 7.06(d) of the Agreement is hereby amended to read in its entirety as follows:

“(d) at the time of delivery of the financial statements described in paragraphs (a) and (b) of this Section 7.06, a certificate signed by Holding’s chief financial officer certifying that as of the date of such financial statements no default or event of default exists under or as defined in the First Lien Credit Agreement or the Second Lien Credit Agreement;. .”

4.	Article 8 Amendments.

Section 8.01(f) of the Agreement is hereby amended to read in its entirety as follows:

“(f) default shall occur with respect to the First Lien Credit Agreement or the Second Lien Credit Agreement, or any replacement or refinancing thereof, if the effect of such default is to accelerate the maturity of such indebtedness or to permit the holder thereof to cause such indebtedness to become due prior to the stated maturity thereof, or if any indebtedness of Customer thereunder is not paid, when due and payable, whether at the due date thereof or a date fixed for prepayment or otherwise; or . .”

5.	Representations and Warranties of the Company.

To induce the Consignor to enter into this Amendment, the Customer hereby (a) represents and warrants to the Consignor that on and as of the date hereof, the Customer is not in default of any covenant set forth in the Agreement, as amended hereby, (b) represents and warrants to the Consignor that pursuant to the Merger Agreement, KAGY Acquisition has merged into Holding (the “Merger”) and Holding is the surviving corporation after giving effect to the Merger, (c) represents and warrants that the Customer has paid in full all indebtedness and obligations evidenced by or incurred pursuant to the Exit Finance Agreement and the Term Loan Agreement, and (d) except as disclosed in writing to the Consignor contemporaneously with the Customer’s execution hereof, restates as of the date hereof and incorporates herein by reference all representations and warranties set forth in the Agreement, except that for the purposes of such incorporation by reference, the term “this Agreement” shall be amended to read “this Amendment.”

6.	Applicable Law.

This Amendment and the rights and obligations of the parties hereunder shall be construed and interpreted in accordance with the laws of the State of New York (excluding the laws applicable to conflicts or choice of law).

7.	Integration.

This Amendment is intended by the parties as the final, complete and exclusive statement of the amendment intended hereby. The Agreement, as amended hereby, may not be amended or modified except by a written instrument describing such amendment or modification, executed by the Customer and the Consignor.

8.	Expenses.

The Customer covenants and agrees to pay all out-of-pocket expenses, costs and charges incurred by the Consignor (including reasonable fees and disbursements of counsel) in connection with the preparation and implementation of this Amendment and the Intercreditor Agreement.

9.	Reaffirmation.

Except as amended hereby, the Agreement shall remain in full force and effect and is in all respects hereby ratified and affirmed.

10.	Counterparts.

This Amendment may be executed by the parties hereto in any number of separate counterparts, each of which shall be deemed to be an original and all of which, taken together, shall constitute one and the same agreement.

11.	Effectiveness.

This Amendment shall become effective on the date when all of the following conditions have been satisfied:

(a) the merger described in Section 5 of this Amendment has been consummated;

(b) the Customer has closed the First Lien Credit Agreement and the Second Lien Credit Agreement; and

(c) the Customer, the First Lien Administrative Agent, the Second Lien Administrative Agent and the Consignor have executed and delivered an Intercreditor Agreement in form and substance acceptable to the Consignor.

[The next page is the signature page]

IN WITNESS WHEREOF, the undersigned parties have caused this First Amendment to Consignment Agreement to be executed by their respective duly authorized officers as of the date first above written.

AGY HOLDING CORP.

By:	/s/ Douglas Mattscheck
Name:	Douglas Mattscheck
Title:	President

AGY AIKEN LLC
By: AGY Holding Corp., its sole member

By:	/s/ Douglas Mattscheck
Name:	Douglas Mattscheck
Title:	President

AGY HUNTINGDON LLC
By: AGY Holding Corp., its sole member

By:	/s/ Douglas Mattscheck
Name:	Douglas Mattscheck
Title:	President

BANK OF AMERICA, N.A.

By:	/s/ David R. Vega
David R. Vega
Senior Vice President